UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2009

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 1, 2009, the board of directors of PPL Corporation (“PPL” or the “Company”) elected Natica von Althann as a director to serve for a term expiring at the Company’s annual meeting of shareowners in 2011.  As of the date of her election, Ms. von Althann will serve as a member of the Audit Committee and Finance Committee.  The board of directors has determined that Ms. von Althann satisfies the requirements for “independence” as set forth in the Company’s Independence Guidelines and the applicable rules of the New York Stock Exchange and has also designated her to be an audit committee financial expert, as defined by the rules of the Securities and Exchange Commission ("SEC").  As a non-employee director, Ms. von Althann will receive the same compensation paid to other incoming non-employee directors of the Company in accordance with the policies and procedures previously approved by the board of directors for non-employee directors, as disclosed in the Company’s 2009 Proxy Statement.

There were no arrangements or understandings pursuant to which Ms. von Althann was elected, nor are there any relationships or related transactions between the Company and Ms. von Althann to be disclosed under applicable SEC rules.

On December 1, 2009, PPL issued a press release announcing Ms. von Althann’s election.  A copy of the press release is furnished as Exhibit 99.1 to this report.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	99.1 -	Press release, dated December 1, 2009, announcing the election of Natica von Althann as a director of PPL Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ J. Matt Simmons, Jr.
J. Matt Simmons, Jr. Vice President and Controller

Dated:  December 1, 2009